UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2021

ENBRIDGE INC

(Exact Name of Registrant as Specified in Charter)

Canada	001-15254	98-0377957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENB	New York Stock Exchange
6.375% Fixed-to-Floating Rate Subordinated Notes Series 2018-B due 2078	ENBA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, Vern D. Yu, Executive Vice President & President, Liquids Pipelines of Enbridge Inc. (“Enbridge”), was appointed Executive Vice President & Chief Financial Officer, and Colin K. Gruending, Executive Vice President & Chief Financial Officer, was appointed Executive Vice President & President, Liquids Pipelines, both effective October 1, 2021 (the “Effective Date”). Messrs. Yu and Gruending will succeed each other in their respective positions with Enbridge on the Effective Date.

Mr. Yu, 55, has served as Executive Vice President & President, Liquids Pipelines since January 1, 2020. Previously, Mr. Yu served as President & Chief Operating Officer for Liquids Pipelines in 2019, and prior to that served as Executive Vice President & Chief Development Officer from 2016 to 2019. During his 25+ year tenure with Enbridge, Mr. Yu has held executive roles in finance, strategic planning, corporate development, and renewable power as well as leading the business and market development activities for Liquids Pipelines during a period of substantive growth. Mr. Yu has a Master of Business Administration, Bachelor of Applied Science (Engineering) and is a Professional Engineer. There is no arrangement or understanding between Mr. Yu and any other person pursuant to which he was appointed and there are no family relationships between Mr. Yu and any director or executive officer of Enbridge. Mr. Yu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gruending, 52, has served as Executive Vice President & Chief Financial Officer since June 1, 2019. Previously, Enbridge’s Senior Vice President, Corporate Development & Investment Review, Mr. Gruending performed a number of progressively challenging executive roles such as Vice President Corporate Development & Planning and Vice President, Treasury & Tax while concurrently serving as Chief Financial Officer for Enbridge Income Fund and Enbridge Income Fund Holdings Inc. During his 22+ years with Enbridge, Mr. Gruending has held several executive leadership roles in finance, investor relations, accounting, pension management, strategic planning, corporate development, and M&A. Mr. Gruending has a Bachelor of Commerce and holds Chartered Professional Accountant and Chartered Financial Analyst designations.

No changes to the employment agreements or compensation of Messrs. Yu or Gruending have been made in connection with their respective appointments.

Enbridge issued a press release announcing the appointments of Messrs. Yu and Gruending, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated September 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC. (Registrant)

Date: September 1, 2021	By:	/s/ Karen K.L. Uehara
Karen K.L. Uehara Vice President & Corporate Secretary (Duly Authorized Officer)